SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2007

COAST  BANCORP
(Exact name of registrant as specified in its charter)

California	000-32827	77-0567091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Marsh Street, San Luis Obispo, California		93401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (805) 541-0400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.02.               Termination of a Material Definitive Agreement

Termination of Lease.  As of April 1, 2007, Coast National Bank terminated the lease with Betteravia Ventures, LLC for the office space located at 411 E Betteravia, Suite 201, Santa Maria, CA 93454.   There were no early termination penalties.  Coast National Bank decided that it can serve the SBA lending needs of the Santa Maria area as effectively, and more cost efficiently, from its San Luis Obispo SBA location.

The monthly rent was $1,417.38 per month payable on the first day of each month commencing upon occupancy. The term of the lease was for three years with a commencement date of October 1, 2005.  Cost of Living Adjustments occurred twelve moths after occupancy and annually thereafter.  The base rent was adjusted by the change from the base month by the CPIU (All Urban Consumers) for the Los Angeles-Riverside-Orange County with a 3% minimum annual increase.

No material relationship exists between Coast Bancorp, Coast National Bank, or any affiliate, director or officer of Coast Bancorp and Betteravia Ventures, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2007	COAST BANCORP

/s/ Jack C. Wauchope
Jack C. Wauchope, President and Chief
Executive Officer (Principal Executive Officer)